UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2014

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 461-1300

n/a
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2014, the Board of Steel Excel Inc. (the “Company”) approved an Amendment Number 2 to the previously disclosed Amended and Restated Management Services Agreement with SP Corporate Services LLC to adjust the annual fee payable by the Company to SP Corporate Services LLC from $3,600,000 to $8,000,000, such Amendment to be effective as of January 1, 2014. SP Corporate Services LLC is an indirect wholly owned subsidiary of Steel Partners Holdings L.P., which owns approximately 55.1% of the issued and outstanding stock of the Company.

The foregoing description of Amendment Number 2 is qualified in its entirety by reference to the full text of Amendment Number 2, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment Number 2 to the Amended and Restated Management Services Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2014	Steel Excel Inc.

	By:	/s/ Leonard J. McGill
		Name:	Leonard J. McGill
		Title:	Vice President, General Counsel